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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report: September 6, 2002
(Date of earliest event reported)

HILTON HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-3427 (Commission File Number)	36-2058176 (IRS Employer Identification No.)

9336 Civic Center Drive
Beverly Hills, California 90210
(Address of principal executive offices, including zip code)

(310) 278-4321
(Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

        As reported in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, in July 2002, the servicer of our 7.95% collateralized borrowings due 2010, which had a balance of $490 million at June 30, 2002 and are secured by five of our properties, asserted that an event of default exists under the loan agreement due to an exclusion for terrorist acts contained in our portfolio-wide property insurance coverage. This exclusion commenced in June 2002 when our policy was renewed. Although we believe this coverage is not required by our loan agreement, and accordingly we do not believe that an event of default occurred, we have cured this asserted default by negotiating a resolution with the servicer. Pursuant to this resolution, we have purchased insurance covering certain terrorist events in the aggregate amount of $250 million to be shared by these five properties and certain additional properties that we either own or manage.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2002
HILTON HOTELS CORPORATION
	By:	/s/ MADELEINE A. KLEINER Madeleine A. Kleiner Executive Vice President, General Counsel and Corporate Secretary

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE